Exhibit 10.5

FG Financial Group, Inc.

2018 Equity Incentive Plan
Stock Option Agreement

On the Date of Grant set forth below, FG Financial Group, Inc. (the “Company”) grants to the Grantee named below, in accordance with the terms of the FG Financial Group, Inc. 2018 Equity Incentive Plan (the “Plan”) and this Stock Option Agreement (this “Agreement”), a Stock Option to purchase the number of Shares set forth below (the “Option”). Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Plan.

I. notice of stock option grant

Name of Grantee:	Larry Swets, Jr.
Date of Grant:	January 12, 2021
Type of Option:	Nonqualified Stock Option
Number of Shares:	130,000
Exercise Price per Share:
Expiration Date:	January 11, 2031

II. stock option agreement

1. Grant of Option. The Company hereby grants to the Grantee named above (the “Grantee”), the Option to purchase the number of Shares set forth above (the “Shares”), at the exercise price per Share set forth above (the “Exercise Price”), subject to the terms and conditions of the Plan and this Agreement.

2. Vesting and Exercisability of Option.

(a) The Option shall become vested and exercisable as to twenty percent (20%) of the Shares (subject to such rounding conventions as maintained by the Company from time to time) on each anniversary of the Date of Grant (each, a “Vesting Date”), such that one hundred percent (100%) of the Option shall become vested and non-forfeitable on the fifth anniversary of the Date of Grant, provided that (i) the Grantee shall have remained in the Continuous Service of the Company or a Subsidiary through the applicable Vesting Date, and (ii) the Company’s Book Value per Share, as of the fiscal year ending immediately before each applicable Vesting Date, shall have increased by at least 15% as compared to the Company’s Book Value per Share as of the fiscal year end in the prior year (the “Target Book Value per Share Increase”). If the Grantee remains in Continuous Service from the Date of Grant through an applicable Vesting Date, but the Target Book Value per Share Increase for a particular fiscal year (the “Measurement Year”) is not attained, the portion of the Option that would have vested on such Vesting Date shall remain outstanding and shall be eligible to vest on any later Vesting Date (x) if the Target Book Value per Share Increase for such Measurement Year, taken together with Target Book Value per Share Increase for a later fiscal year that ends before the fifth anniversary of the Date of Grant, is equal to or exceeds the sum of the Target Book Value per Share Increases for both of such years and (y) provided that the Grantee remains in Continuous Service through such later Vesting Date. For the avoidance of doubt, if the cumulative increase in Book Value per Share on the fifth anniversary of the Date of Grant is equal or greater than a cumulative five-year increase of 15% as compared to the Book Value per Share as at the fiscal year immediately preceding the Date of Grant, all remaining Options shall become vested and non-forfeitable. No unvested portion of the Option shall vest after the fifth anniversary of the Date of Grant. For purposes of this Section 2(a), “Book Value per Share” means the Company’s book value per share, as reported in the Company’s quarterly earnings release, including operational performance of the business and capital market activities, but excluding adjustments to certain accounts such as tax reserves. The Book Value per Share shall be determined based on the Measurement Year’s audited financial statements as approved by the Board and its Audit Committee.

(b) Notwithstanding Section 2(a), (i) upon the occurrence of a Change in Control prior to the fifth anniversary of the Date of Grant and during the Grantee’s Continuous Service, any unvested portion of the Option shall immediately become vested and exercisable in full; and (ii) the Committee may, in its sole discretion, provide for the full or partial acceleration of vesting and exercisability of the Option in connection with the termination of the Grantee’s Continuous Service for any other reason prior to a Vesting Date.

(c) Method of Exercise. The Option, to the extent vested, shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Option shall be deemed exercised when the Company receives (i) the Exercise Notice from the Grantee (or other person entitled to exercise the Option); (ii) full payment for the Shares with respect to which the Option is exercised; (iii) payment of any required tax withholding; and (iv) any other documents required by this Agreement or the Exercise Notice. Full payment may consist of any consideration and method of payment permitted by this Agreement. Until the Shares are issued (as evidenced by share certificates or the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan. Exercise of the Option in any manner shall result in a decrease in the number of Shares thereafter available for purchase under the Option, by the number of Shares as to which the Option is exercised.

(d) Legal Compliance. No Shares shall be issued pursuant to the exercise of the Option unless such issuance and such exercise complies with applicable laws and the requirements of any governmental or regulatory agency or stock exchange.

3. Forfeiture of Option. To the extent that the Option has not yet vested pursuant to Section 2(a), the Option shall be forfeited automatically without further action or notice if the Grantee’s Continuous Service with the Company or a Subsidiary terminates prior to a Vesting Date other than as provided pursuant to Section 2(b).

4. Term. The Grantee may not exercise the Option before the commencement of its term or after the Expiration Date. During the term of the Option, the Grantee may only exercise the Option to the extent vested. The term of the Option commences on the Date of Grant and, except as otherwise provided pursuant to Section 19 of the Plan in connection with a Change in Control, expires upon the earliest of the following:

(a) Immediately with respect to the unvested portion of the Option, upon termination of the Grantee’s Continuous Service for any reason prior to a Vesting Date;

(b) With respect to the vested portion of the Option, (i) 60 days upon a termination of the Grantee’s Continuous Service for Cause or resignation by the Grantee for any reason; and (ii) 90 days upon a termination of the Grantee’s Continuous Service without Cause (other than the Grantee’s death or Disability);

(c) With respect to the vested portion of the Option, twelve (12) months after the termination of the Grantee’s Continuous Service by reason of the Grantee’s death or Disability; or

(d) The Expiration Date.

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5. Method of Payment. Payment of the aggregate Exercise Price may be made, to the extent permitted by applicable law, any combination of:

(a) Cash or check; or

(b) Consideration received by the Company under a cashless exercise program adopted by the Company in connection with the Plan.

6. Non-Transferability of Option. The Option is transferable by will or by the laws of descent and distribution. In addition, the Grantee may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Grantee, shall thereafter be entitled to exercise the Option.

7. Tax Obligations.

(a) Tax Consequences. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of the Option. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement and the Plan.

(b) Withholding Taxes. The Grantee may satisfy any federal, state, local or other tax withholding obligation relating to the exercise or acquisition of Shares under the Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Grantee by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Grantee as a result of the exercise or acquisition of stock under the Option; provided, however, that no Shares are withheld with a value exceeding the amount of tax required to be withheld by law based on the maximum statutory tax rates in the applicable taxing jurisdictions; or (iii) delivering to the Company owned and unencumbered Shares. The Grantee agrees to make appropriate arrangements with the Company for the satisfaction of all federal, state, local and other income and employment tax withholding requirements applicable to the Option exercise. The Grantee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

8. No Guarantee of Continued Service. The Grantee acknowledges and agrees that nothing in this Agreement or the Plan confer upon the Grantee any right to continued employment or other service with the Company or any Subsidiary or affiliate.

9. Entire Agreement; Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Option.

10. Adjustments. The number and kind of Shares subject to the Option and the Exercise Price of the Option are subject to adjustment as provided in Section 14 of the Plan.

11. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements with respect to the Option; provided, however, notwithstanding any other provision of this Agreement, and only to the extent permitted under Section 409A of the Code, the Company shall not be obligated to deliver any Shares pursuant to this Agreement if the delivery thereof would result in a violation of any such law or listing requirement.

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12. Successors and Assigns. Without limiting Section 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the permitted successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

13. Choice of Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to any rule or principle of conflicts or choice of law that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

14. Data Privacy. In order to administer the Plan, the Company may process personal data about the Grantee. Such data includes, but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about the Grantee such as home address and business addresses and other contact information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By signing this Agreement, the Grantee gives explicit consent to the Company to process any such personal data. The Grantee also gives explicit consent to the Company to transfer any such personal data outside the country in which the Grantee works or is employed, including, if the Grantee is not a U.S. resident, to the United States, to transferees that shall include the Company and other persons who are designated by the Company to administer the Plan.

15. Plan and Prospectus Delivery. By signing this Agreement, the Grantee acknowledges that a copy of the Plan, the Plan Summary and Prospectus, and the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”) either have been received by or provided to the Grantee, and the Grantee consents to receiving the Prospectus Information electronically, or, in the alternative, agrees to contact the Chief Financial Officer of the Company to request a paper copy of the Prospectus Information at no charge. The Grantee also represents that he or she is familiar with the terms and provisions of the Prospectus Information and hereby accepts the grant of the Option on the terms and subject to the conditions set forth herein and in the Plan. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Date of Grant.

FG Financial Group, Inc.

By:
Name:
Title:

GRANTEE

Name:
Address:

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Exhibit A

FG Financial Group, Inc.
2018 EQUITY INCENTIVE PLAN
STOCK OPTION EXERCISE NOTICE

FG Financial Group, Inc.

1511 N. Westshore Blvd., Suite 870

Tampa, FL 33607

Attention: _____________________

1. Exercise of Option. Effective as of the date set forth below the undersigned Grantee (the “Grantee”) hereby elects to exercise the Grantee’s option to purchase shares of the Common Stock (the “Shares”) of FG Financial Group, Inc. (the “Company”) under and pursuant to the Company’s 2018 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated ______________, 20___ (the “Agreement”).

2. Delivery of Payment and Required Documents. The Grantee herewith delivers to the Company the full exercise price of the purchased Shares, as set forth in the Notice of Stock Option Grant in Part I of the Agreement, and any and all withholding taxes due in connection with the exercise of the Option. In addition, the Grantee herewith delivers any other documents required by the Company.

3. Representations of Grantee. The Grantee acknowledges that the Grantee has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by Share certificates or by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Shares shall be issued to the Grantee as soon as practicable after the Option is exercised in accordance with the Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 14 of the Plan.

5. Tax Consultation. The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee’s purchase or disposition of the Shares. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice.

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IN WITNESS WHEREOF, the Grantee has executed this Stock Option Exercise Notice as of the date set forth below.

GRANTEE

Name:
Date: